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Exhibit 21

SUBSIDIARIES OF REGISTRANT

AMSEC Corporation
AMSEC LLC (subsidiary of AMSEC Corporation)
ANXe Business Corp.
ANXeBusiness Asia Pacific Co. Ltd.
Bull, Inc.
Calanais Ltd. (subsidiary of SAIC Ltd.)
Campus Point Realty Corporation
Database Service Management, Inc. (subsidiary of Telcordia Technologies, Inc.)
Data Systems & Solution LLC
Energy & Environmental Solutions, LLC
Hicks & Associates, Inc.
Informatica, Negocios y Tecnologia, S.A. (aka INTESA)
InterConnect Communications Limited (subsidiary of Telcordia Technologies, Inc.)
Mesa Solutions, Inc. (subsidiary of Telcordia Technologies, Inc.)
SAIC (Bermuda) Ltd.
SAIC Colombia, Limitada
SAIC Engineering, Inc.
SAIC Engineering of North Carolina, Inc.
SAIC Engineering of Ohio, Inc.
SAIC Europe Limited
SAIC-Frederick, Inc.
SAIC Global Technology Corporation
SAIC Japan Ltd.
SAIC Limited (subsidiary of SAIC Europe Ltd.)
SAIC Pty. Ltd.
SAIC Services, Inc.
SAIC Venture Capital Corporation
Science Applications International (Barbados) Corporation

Science Applications International Corporation (SAIC Canada)
Science Applications International Corporation de Venezuela, S.A.
Science Applications International, Europe S.A.R.L. (subsidiary of SAIC Europe Ltd.)
Science Applications International Germany GmbH
Telcordia Technologies, Inc.
Telcordia Technologies International, Inc. (subsidiary of Telcordia Technologies, Inc.)
Telcordia Technologies Ventures, Inc. (subsidiary of Telcordia Technologies, Inc.)
Telcordia Venture Capital Corporation (subsidiary of Telcordia Technologies, Inc.)

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SUBSIDIARIES OF REGISTRANT